Exhibit 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@qwest.net

CONSENT

     I HEREBY CONSENT to the inclusion of my name in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Alto Group Holdings Inc.

          DATED this 21st day of March, 2008.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

BY:	CONRAD C. LYSIAK
Conrad C. Lysiak